Exhibit 32.1
        Certification Pursuant to 18 U.S.C. Section 1350,
                       as adopted Pursuant to
          Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Next Generation Media, Corp. (the "Company") on Form 10-QSB for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Darryl Reed, CEO, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act, that:

The Report fully complies with Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The Information contained in the Report fairly represents, in all material aspects, the financial condition and result of operations on the Company.


By: /s/  Darryl Reed
Darryl Reed, CEO